EXHIBIT 23.1

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Consent of Certified Public Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2001, except for note 13, as to which the date is October 25, 2001, which appears in the 2001 Annual Report to Shareholders of Fonar Corporation.



                                                 /s/ Grassi & Co., CPA's, P.C.
                                                 Grassi & Co., CPA's, P.C.



New York, New York
July 16, 2002